UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 16, 2005

Date of Report (date of Earliest Event Reported)

ISOLAGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-12666	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2500 Wilcrest, 5th Floor, Houston, Texas 77042

(Address of principal executive offices and zip code)

(713) 780-4754

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01                                             Entry into a Material Definitive Agreement

On February 16, 2005, Isolagen Technologies, Inc. (“Isolagen Technologies”), a wholly owned subsidiary of  Isolagen, Inc. (“Isolagen”), entered into a lease agreement with Beltway 8 Service Center Investors Ltd. (“Lease Agreement”).  The lease term commences on March 1, 2005 and terminates on April 30, 2008.  The Lease Agreement provides for the following rental payments: (a) $89,094 during fiscal 2005, (b) $139,581 during fiscal 2006, (c) $148, 490 during fiscal 2007, and (d) $50,487 during fiscal 2008.  The Lease Agreement also provides for the payment of certain common operating expenses, initially estimated to be $37,500 per year.

The foregoing is a summary description of the terms and conditions of the Lease Agreement and by its nature is incomplete. It is qualified in the entirety by the text of the respective Lease Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Section 7—Regulation FD

Item 7.01                                             Regulation FD Disclosure

See Exhibit 99.1, which is specifically incorporated by reference herein, for further information.

Section 9 – Financial Statements and Exhibits

Item 9 – Financial Statements and Exhibits

(c)     Exhibits

Exhibit Number	Description

10.1	Lease Agreement between Isolagen Technologies, Inc. and Beltway 8 Service Center Investors Ltd. dated February 16, 2005.
99.1	Press release dated February 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 23, 2005	By:	/s/	Jeffrey W. Tomz
	Name:	Jeffrey W. Tomz
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Lease Agreement between Isolagen Technologies, Inc. and Beltway 8 Service Center Investors Ltd. dated February 16, 2005.

99.1	Press release dated February 23, 2005